AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 6th day of December, 1996 (the "Agreement Date"), by and between LINCOLN PROPERTY COMPANY N.C., INC., a Texas corporation ("Purchaser"), and LABROC II LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of FIFTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($15,500,000.00) ("Purchase Price") subject to the prorations described below, and on the terms and conditions hereinafter set forth, the property commonly known as Denver Centerpoint, consisting of the following:

     1.1 All of Seller's right, title and interest in the real property ("Land") and all buildings and other improvements ("Improvements") situated on the Land, as more particularly described on Exhibit A attached hereto and made a part hereof (the Land and the Improvements are sometimes referred to herein together as the "Property"), together with all easements and appurtenances thereunto belonging and all of Seller's right, title and interest in and to all streets, alleys and public ways adjacent thereto, if any, and together with all of Seller's right, title and interest in and to all strips and gores located on or adjacent to the Property or located between any parcels constituting the Land, if any;

     1.2 The personal property set forth on Exhibit B attached hereto ("Personal Property"), but shall in all events exclude the personal property described on Exhibit B under the heading "Excluded Personal Property";

     1.3 The tenant leases described in the rent roll set forth on Exhibit C attached hereto and made a part hereof together with such other tenant leases of the Property as may be made prior to Closing (as hereinafter defined) in accordance with the terms of this Agreement ("Leases");

     1.4  If and to the extent assignable and to the extent of Seller's interest therein, if any: (a) all guarantees, warranties and indemnifications, if any, received from suppliers, contractors, materialmen or subcontractors arising out of, or in connection with, the installation, construction or maintenance of the Property including, without limitation, the right to sue any obligor for any breach of any covenant, agreement, representation, warranty or guarantee contained therein (collectively, the "Warranties"); (b) all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to or in favor of Seller or pertaining to the Property (collectively, the "Permits"); (c) all trade styles, and trade names, including, without limitation, the name "Denver Centerpoint", and all contract rights, brochures, manuals, lists of prospective tenants, advertising material, books and records, utility contracts and telephone numbers (collectively, the "Trade Documents"; (d) the plans and specifications for the Improvements and all unexpired claims and sureties, if any, received in connection with the construction, improvement or equipment of the Improvements (collectively, the "Plans"); and (e) the service and maintenance contracts set forth in Exhibit D (collectively, the "Service Contracts"). The Warranties, Permits, Trade Documents and Plans are collectively referred to as the "Intangibles."
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     1.5  Notwithstanding anything contained in this Agreement to the contrary,
Seller is not conveying or assigning to Purchaser the items described in Paragraph 15.3 hereof.

2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

     2.1 Within two (2) business days after the execution of this Agreement, the sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the "Initial Earnest Money"), by check payable to the escrow agent, to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement"), attached hereto as Exhibit E;

     2.2 Provided Purchaser has not previously terminated this Agreement in accordance with Paragraph 7 hereof, then on December 9, 1996, the additional sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) ("Additional Earnest Money"), to be held in escrow by and in accordance with the provisions of the Escrow Agreement (the Initial Earnest Money and the Additional Earnest Money (if deposited by Purchaser), plus interest earned thereon, if any, are sometimes referred to herein together as the "Earnest Money"); and

     2.3 On the Closing Date (as hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 2:00 p.m. Chicago time. Any provisions herein providing for the delivery of the Earnest Money to either party hereof are intended to mean the Earnest Money plus any interest earned thereon and less all escrow and investment fees.

3.   TITLE COMMITMENT AND SURVEY.

     3.1 Attached hereto as Exhibit F is a copy of a title commitment for an owner's standard title insurance policy issued by Charter Title Company, as agent for Lawyers Title Insurance Corporation, dated September 9, 1996 for the Property ("Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) general ad valorem real estate taxes for the year 1996 and subsequent years not yet due and payable; (b) association assessments, special district taxes and related charges not yet due and payable; (c) matters shown on the Survey (as hereinafter defined); (d) matters caused by the action or inaction of Purchaser or its agents; (e) the title exceptions set forth in Schedule B of the Title Commitment as Numbers 6, 7, 9, 10 and 11; (f) the rights of tenants under leases; and (g) liens or encumbrances of a definite or ascertainable amount which may be removed or, in the case of such monetary liens, insured over by the payment of money or other security at the Closing Date, and which Seller removes or causes to be insured over at the Closing Date in accordance with Paragraph 5 hereof. All other exceptions to title shall be referred to as "Unpermitted Exceptions". On the Closing Date, Fidelity National Title Insurance Company ("Title Insurer") shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment, subject only to Permitted Exceptions (excluding, however, the Permitted Exceptions described in subclause (g) above) and Unpermitted Exceptions waived in writing by Purchaser ("Title Policy"). The Title Policy shall be conclusive evidence of good title as therein shown as to all matters to be insured by the Title Policy, subject only to the exceptions and
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requirements therein stated.  Purchaser and Seller shall equally share the costs of the standard Title Policy, and Purchaser shall pay for the cost of any endorsements (other than curative endorsements for matters for which Seller has agreed to remove) to, or extended coverage on, the Title Policy as requested by Purchaser or Purchaser's lender.

     3.2 Purchaser has received a survey of the Property prepared by Robinson/Dalton Consulting, Inc. dated November 1, 1996 under Job Number A2830-00 ("Survey"). Purchaser and Seller shall share equally the cost of the Survey, and Purchaser shall pay for the cost of any revisions to the Survey as requested by Purchaser or Purchaser's lender. Purchaser hereby acknowledges that all matters disclosed by the Survey are acceptable to Purchaser and are Permitted Exceptions for purposes of Paragraph 3.1 above.

     3.3 The obligations of Purchaser and Seller to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement.

4.   PAYMENT OF CLOSING COSTS.

     4.1 In addition to the costs set forth in Paragraphs 3.1 and 3.2, Purchaser and Seller shall equally share the costs of the city transfer taxes to be paid with reference to the Deed (as hereinafter defined) and all other recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser.

5.   CONDITION OF TITLE.

     5.1 If, prior to Closing (as hereinafter defined), a date-down to the Title Commitment discloses any new Unpermitted Exceptions which, in the aggregate, do not exceed $25,000 (each, a "Minor Unpermitted Exception"), Seller shall, at Seller's expense, bond over, cure and/or have such Minor Unpermitted Exceptions removed from the Title Commitment or have the Title Insurer commit to insure against loss or damage that may be occasioned by such Minor Unpermitted Exceptions. Notwithstanding the foregoing, if such date down to the Title Commitment discloses any new Unpermitted Exceptions which, in the aggregate, equal or exceed $25,000, Seller shall have the right, but not the obligation, to bond over, cure and/or have such exceptions removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions. If Seller fails to bond over, cure or have any Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within five (5) business days from the date of the date down to the Title Commitment, Purchaser may terminate this Agreement upon written notice to Seller within three (3) days after the expiration of such five (5) business day period; provided, however, and notwithstanding anything contained herein to the contrary, if the Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative action of Seller (and not by any unrelated third party) or if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $25,000 or the Title Insurer is willing to insure over a Minor Unpermitted Exception for a cost not
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to exceed $25,000 in accordance with the terms hereof and Seller fails to expend such funds in either case, then Purchaser shall have the additional rights contained in Paragraph 14 herein. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception, without any reduction in or setoff against the Purchase Price as a result thereof. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall terminate without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations that specifically survive termination of this Agreement.

     5.2 Seller agrees to convey fee simple title to the Property to Purchaser by standard form special warranty deed ("Deed") (substantially in the form attached hereto as Exhibit G) in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions not objected to by Purchaser in accordance with Paragraph 5.1 above.

6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1  Except as provided in the indemnity provisions contained in Paragraph
7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property through the Closing. Seller agrees to maintain its existing "all risk" replacement cost casualty insurance and rent loss insurance in place until the Closing Date. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $150,000 (as determined by Seller and Purchaser in good faith), Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty plus the amount of Seller's insurance deductible. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's estimate of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $150,000 (as determined by Seller and Purchaser in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within ten (10) business days after Purchaser receives written notice of such fire or other casualty from Seller and Seller and Purchaser agree upon the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall terminate without further action by the parties, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except for those covenants and obligations which expressly survive termination of this Agreement. In the event that Purchaser does not exercise the option to
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terminate in accordance with this Paragraph 6.1, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and shall pay to Purchaser the amount of Seller's insurance deductible. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer all insurance proceeds paid to Seller as set forth more fully in this Paragraph 6.1 shall survive the Closing and the recording of the Deed.

     6.2 If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall: (i) impair access to the Property; (ii) cause any non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; or (iii) adversely impair the use of the Property as it is currently being operated (hereinafter collectively referred to as a "Material Event"), Purchaser may:

          6.2.1 terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for those covenants and obligations hereunder which expressly survive termination of this Agreement; or

          6.2.2 proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made in connection with such condemnation or eminent domain proceedings. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer Seller's interest in such award as set forth more fully in this Paragraph 6.2.2 shall survive the Closing and the recording of the Deed.

Purchaser shall then notify Seller, within five (5) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such five (5) business day period, Purchaser shall be deemed to have elected to terminate this Agreement in accordance with Paragraph 6.2.1. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

7.   INSPECTION AND AS-IS CONDITION.

     7.1 During the period commencing on the date hereof and ending at 5:00 p.m. Mountain time on December 6, 1996 (said period being herein referred to as
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the "Inspection Period"), Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser may enter upon the Property to inspect the Property and to conduct and prepare such studies, tests and surveys as Purchaser may deem reasonably necessary and appropriate, including, without limitation, a review of the Leases. In connection with Purchaser's review of the Property, Seller has delivered to Purchaser, or will deliver to Purchaser within two (2) days after execution of this Agreement, copies of the current rent roll for the Property, the most recent tax and insurance bills, copies of the Leases, the Intangibles, utility account numbers, a personal property inventory, the Service Contracts, all applicable insurance certificates, a list of any insurance claims over $1,000 made in connection with the Property since January 1, 1995, unaudited annual operating statements for the Property for 1994 and 1995 and a monthly unaudited statement for the Property for 1996.

     All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7.1 by Purchaser shall be subject to the following:

               (i) Such tests, inspections and investigations shall take place during normal business hours upon reasonable notice to Seller or its designated agents;

               (ii) Except as may be required by Purchaser to complete its due diligence during the Inspection Period or to obtain financing in order to close this transaction or to defend against any claims, or as required by law or court order, all information set forth in the documents to be reviewed hereunder by Purchaser, its employees and agents shall be held in strict confidence until Closing and thereafter in the event that the Closing does not occur;

               (iii) In the event the Closing does not occur, Purchaser shall promptly return to Seller any documents obtained from Seller or Seller's agents;

               (iv) Purchaser shall not suffer or permit any lien, claim or charge of any kind whatsoever resulting from such tests, investigations and studies performed by Purchaser to attach to the Property or any part thereof; and

               (v) such tests, investigations and studies shall be at Purchaser's sole cost and expense, and in the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Purchaser shall pay the cost incurred by Seller to restore the Property to substantially the condition existing prior to the performance of such tests, investigations or studies.

Purchaser shall defend, indemnify and hold Seller and any affiliate or parent of Seller, and all shareholders, employees, officers, directors and partners of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliates of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations, tests, studies and inspections of the Property; provided, however, any such indemnity will not include any claims, demands, damages, liabilities or costs of any kind whatsoever (including, without limitation, attorneys' fees and costs) relating to the effects of the discovery of the presence of any pre-existing hazardous materials, toxic substances or other contaminants, any damages for economic loss, loss of profits, diminution in value or any other consequential damages related to pre-existing conditions. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Prior to commencing any such tests, studies and investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tests, studies and investigations and listing Seller and Purchaser as additional insureds thereunder.

     If Purchaser, in its sole discretion, is dissatisfied with the results of the tests, studies or investigations performed or information received pursuant to this Agreement, or otherwise, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to the expiration of the Inspection Period. If written notice is not given by Purchaser pursuant to this Paragraph 7.1 prior to the expiration of the Inspection Period, then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7.1 shall be waived and Purchaser shall deposit the Additional Earnest Money in accordance with the Escrow Agreement on or before the expiration of the first business day after the end of the Inspection Period. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Inspection Period: (i) so long as Seller is not in default of its obligations hereunder, Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence during the Inspection Period without any warranty as to the accuracy or thoroughness thereof or the ability of Seller to rely thereon; and (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, less the sum of One Hundred and No/100 Dollars ($100.00), which shall be paid to Seller in consideration for such period of inspection, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for those covenants and obligations which expressly survive the termination of this Agreement. Notwithstanding anything contained herein to the contrary, Purchaser's obligation to indemnify Seller and pay the costs of restoring the Property, as more fully set forth in this Paragraph 7.1, shall survive Closing and recording of the Deed and the termination of this Agreement, as applicable, for a period of one (1) year.

     7.2 Except for the express representations and warranties of Seller set forth herein, Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, ordinary wear and tear and loss by fire or other casualty or condemnation excepted and that Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to: (i) the condition of the Land or any improvements comprising the Property; (ii) the existence or non-existence of any pollutant, toxic waste and/or any hazardous materials or substances; (iii) economic projections or market studies concerning the Property, or the income to be derived from the Property;
(iv) any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property; (v) the nature and extent of any right of way, lease, lien, encumbrance, license, reservation or other title matter;
(vi) water or water rights, topography, geology, drainage, soil or subsoil of the Property; (vii) the utilities serving the Property; (viii) the suitability of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; or (ix) the compliance of the Property with any zoning, environmental, building or other laws, rules or regulations affecting the Property. Seller makes no representation or warranty that the Property complies with the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental conditions of, the Property, whether known or unknown. As used herein, the term "hazardous materials or substances" means (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants, "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act, 42 U.S.C. Section 9601. et seq.; the Clean Water Act, 33 U.S.C. Section 1251; the Safe Drinking Water Act, 42 U.S.C. Section 30Of et seq; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos. Purchaser acknowledges that having been given the opportunity to inspect the Property, except for Seller's express representation and warranties contained in this Agreement, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources, and that Seller (x) has not made any independent investigation or verification of such information and (y) makes no representations as to the accuracy or thoroughness of such information, except as provided herein.

     7.3 Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Except for the express representations and warranties of Seller set forth herein, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information.

     7.4 Seller has provided to Purchaser the Phase I Environmental Site Assessment and Facility Survey each dated September 1, 1992 each prepared by Law Associates, Inc. (collectively, "Existing Report"). Seller makes no representation or warranty concerning the accuracy or thoroughness of the Existing Report. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Report, including, without limitation, the matters set forth in the Existing Report, and the accuracy and/or thoroughness of the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Report.

     7.5 Notwithstanding anything contained herein to the contrary, the acknowledgements, agreements, waivers and releases of Purchaser set forth in this Paragraph 7 shall survive Closing and recording of the Deed and the termination of this Agreement as applicable.

8. CLOSING. The closing of this transaction ("Closing") shall be on December 20, 1996 ("Closing Date"), at the office of the Title Insurer, at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed in accordance with the provisions of the Escrow Agreement. All escrow fees shall be shared equally by Purchaser and Seller.

9.   CLOSING DOCUMENTS.

     9.1 On the business day preceding the Closing Date, Seller and Purchaser shall execute and deliver to Escrow Agent the parties' respective closing statement. In addition, Purchaser shall deliver to Seller the balance of the
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Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4 and such other documents as may be reasonably required by the Title Insurer and not inconsistent with the terms of this Agreement in order to consummate the transaction as set forth in this Agreement.

     9.2 On the Closing Date, Seller shall deliver to Escrow Holder through escrow the following:

          9.2.1 the Deed, subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser in writing or not objected to by Purchaser in accordance with Paragraph 5.1 hereof;

          9.2.2 a special warranty bill of sale conveying the Personal Property (in the form of Exhibit H attached hereto);

          9.2.3 assignment and assumption (with respect to periods from and after the Closing) of the Intangible property (in the form attached hereto as
Exhibit I);

          9.2.4 an assignment and assumption (with respect to periods from and after the Closing) of Leases and security deposits (in the form attached hereto as Exhibit J);

          9.2.5 non-foreign affidavit (in the form of Exhibit K attached hereto);

          9.2.6 originals, and/or certified copies of, the Leases in Seller's possession (unless Seller elects to leave such documents in the on-site management office);

          9.2.7 all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

          9.2.8 possession of the Property to Purchaser, subject to the Leases and the Permitted Exceptions;

          9.2.9 evidence of the termination of the management agreement, along with a lien waiver executed by the property manager, if applicable;

          9.2.10 notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the Leases and the obligation to refund the refundable security deposits (in the form of Exhibit L);

          9.2.11 an updated rent roll certified by Seller to be true and correct, subject to the provisions of Paragraph 17.1 and Paragraph 19 hereof;

          9.2.12 a Broker's Lien Waiver signed by Insignia Mortgage & Investment Company ("Insignia");

          9.2.13 an Owner's Title Affidavit or ALTA extended coverage statement in form reasonably acceptable to Seller and Title Insurer;

          9.2.14 such formative and authorization documents of Seller as may be reasonably required by Title Insurer; and

          9.2.15 copies of all books and records as may be necessary to calculate tenant escalations and reconciliations (unless Seller elects to leave such documents in the on-site management office).

10.  ESTOPPEL CERTIFICATES.

     10.1 Seller agrees to use reasonable efforts to obtain tenant estoppel certificates in the form of Exhibit M ("Tenant Certificates") for each tenant of the Property. Seller shall attempt to deliver to Purchaser at least two (2) business days prior to Closing, Tenant Certificates for all tenants at the Property, and Purchaser hereby acknowledges that any tenant may respond on the form of certificate, if any, required under its Lease. If Seller is unable to obtain the Tenant Certificates from each tenant of the Property occupying more than 5,000 square feet of rented space (the "Required Tenants"), Seller shall be obligated to deliver to Purchaser a Seller Tenant Certificate for such Required Tenants who fail to execute and return a Tenant Certificate. As used herein, "Seller Tenant Certificate" shall mean a Tenant Certificate signed by Seller with respect to a particular tenant which failed to execute and deliver a Tenant Certificate.

     10.2 Notwithstanding anything contained herein to the contrary, the representations and warranties contained in any Seller Tenant Certificate executed by Seller (i) shall be made only to the knowledge of both Seller as set forth in Paragraph 17 hereof and to the best knowledge of the property manager for the Property, and (ii) shall be subject to the provisions of Paragraph 18 hereof.

     10.3 Upon receipt after Closing by Purchaser of a Tenant Certificate containing the information herein required from a tenant under a Lease for whom Seller has executed and delivered a Seller Tenant Certificate at Closing, or from any other tenant or tenants which would, in computing the Required Amount, negate the need for any or all of the Seller Tenant Certificates, any Seller Tenant Certificate executed and delivered by Seller at Closing which is no longer needed in achieving the Required Amount shall become null and void, and the Tenant Certificates received from the tenant or tenants shall be substituted therefor.

     10.4 The following terms have been defined as follows for convenience of reference in the following Paragraphs 10.4 through 10.8, inclusive:

          (i) "Qualification" means any assertion in a Tenant Certificate or Seller Tenant Certificate (whether in the form of Exhibit M or otherwise) of
(i) a claim, counterclaim, offset or defense against the landlord, (ii) a default on the part of the landlord, (iii) unpaid credits, allowances or other sums due from the landlord prior to the date of the estoppel (other than as set forth on Exhibit C or Exhibit N attached hereto or pursuant to a new lease pursuant to Paragraph 12 hereof), (iv) an unfulfilled construction or other obligation on the part of the landlord prior to the date of estoppel (other than as disclosed on Exhibit C or Exhibit N attached hereto or pursuant to a new lease pursuant to Paragraph 12 hereof), or (v) information which is contrary (in an adverse respect to the landlord) to the information contained in the rent roll attached hereto as Exhibit C, or to information pertaining to tenant allowances and concessions and leasing commissions contained on Exhibit N;

          (ii) "Unacceptable Qualification" means a Qualification which is not expressly disclosed on the rent roll attached hereto as Exhibit C or the schedule attached hereto as Exhibit N or a Qualification relating to non-payment of December, 1996 rent (unless such rent is delinquent on the date the estoppel is signed), provided the same is not as a result of a default by Seller.

     10.5 If a Qualification is not an Unacceptable Qualification, it shall not affect Purchaser's obligations to close hereunder or give rise to any liability from Seller to Purchaser.

     10.6 It shall be a condition to Purchaser's obligations hereunder (the "Estoppel Condition") that Seller deliver to Purchaser the Tenant Certificates or Seller Tenant Certificates required by Paragraph 10.1 above.
Notwithstanding the foregoing to the contrary, Seller shall not have satisfied the Estoppel Condition if any of the Tenant Certificates received by Seller or Seller Tenant Certificates disclose Unacceptable Qualifications with an "Estoppel Qualification Sum" (hereinafter defined) of less than $100,000 in the aggregate. The "Estoppel Qualification Sum" shall mean the following:

          (i) if the claim asserted arises out of a defect which can be cured, with the expenditure of money on a one time basis, such as a physical defect, then such sum shall be calculated by a reasonable estimate of the cost to repair or remediate said defect; and

          (ii) if the claim asserted affects a continuing obligation of a tenant under the lease, such as the payment of rent, then the claim shall be calculated by (a) determining the amount of the claim on a per annum basis,
(b) multiplying said amount by the number of years or partial years said claim would affect the monetary obligations under the lease and (c) discounting said product on a present value basis using a discount rate of 10% per annum.

     If the Unacceptable Qualifications have an Estoppel Qualification Sum of less than $100,000 in the aggregate, then Seller shall either (i) grant Purchaser a credit at Closing for an amount equal to the Estoppel Qualification Sum, or (ii) cure all conditions giving rise to an Unacceptable Qualification on or before the Closing. The determination to perform the covenant contained in subparagraphs (i) or (ii) in the preceding sentence shall be made by Seller in its sole discretion. Provided Seller performs its covenant in this Paragraph 10.6 the disclosure of Unacceptable Qualifications having an Estoppel Qualification Sum of less than $100,000 in the aggregate shall not affect Purchaser's obligations to close hereunder or give rise to any additional liability from Seller to Purchaser.

     10.7 If Seller has not satisfied the Estoppel Condition on or before the Closing Date, then Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller on or before 5:00 p.m., Mountain time on the Closing Date. If Purchaser exercises its rights to terminate in accordance with the terms of this Paragraph 10.7, this Agreement shall be null and void without further action of the parties and all Earnest Money theretofore deposited by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations which expressly survive the termination of this Agreement. If Purchaser does not terminate this Agreement pursuant to the first sentence of this Paragraph 10.7, the parties shall proceed to Closing and (i) Purchaser shall receive a credit at Closing equal to the amount of the Estoppel Qualification Sum of the Unacceptable Qualifications contained in the Tenant Certificates or Seller Tenant Certificates, up to an aggregate amount of $100,000 or (ii) Seller shall cure all conditions giving rise to an Unacceptable Qualification Sum up to an aggregate amount of $100,000. The determination to perform the covenant contained in subparagraphs (i) or (ii) in the preceding sentence shall be made by Seller in its sole discretion.

     10.8 Notwithstanding anything contained herein to the contrary, if Seller does not satisfy the Estoppel Condition because the Estoppel Qualification Sum exceeds $100,000 and Purchaser has terminated the Agreement pursuant to Paragraph 10.7, Seller shall have the right to vitiate Purchaser's termination by written notice on or before 5:00 p.m. Mountain time on the day which is two business days before the Closing Date in which case the parties shall proceed to Closing and Seller shall either (i) grant Purchaser a credit at Closing for an amount equal to the Estoppel Qualification Sum or (ii) cure all conditions giving rise to an Unacceptable Qualification on or before the Closing. The determination to perform the covenant contained in subparagraphs (i) or (ii) in the preceding sentence shall be made by Seller in its sole discretion. If Seller does not satisfy the Estoppel Condition because the Estoppel Qualification Sum exceeds $100,000, Purchaser has terminated the Agreement pursuant to Paragraph 10.7, and Seller has not elected to vitiate Purchaser's termination pursuant to this Paragraph 10.8, Purchaser shall have the right to withdraw its election to terminate this Agreement, by giving written notice of its election to reinstate this Agreement on or before 5:00 p.m. Mountain time on the day which is one (1) business day before the Closing Date, in which case the parties shall proceed to Closing without any adjustments to the Purchase Price.

11. SERVICE CONTRACTS. On the Closing Date, Seller shall assign the Service Contracts to Purchaser, and Purchaser shall assume in writing responsibility of the obligations first arising and accruing from and after the Closing Date under the Service Contracts. Seller shall use reasonable efforts to obtain any required consent with respect to the assignment of the Service Contracts; provided, however, that Seller's inability to obtain such approval shall not be a default hereunder or a condition precedent to Purchaser's obligations to close hereunder. After the end of the Inspection Period, Seller shall not enter into any new Service Contracts nor modify any existing Service Contracts without first obtaining Purchaser's consent thereto. Prior to the expiration of the Inspection Period, Seller shall advise Purchaser of the terms of any new Service Contracts or its intent to modify any existing Service Contracts at least three (3) business days prior to Seller's execution of such Service Contract or modification, as the case may be.

12. LEASING OF PROPERTY. Prior to the expiration of the Inspection Period, Seller shall advise Purchaser of the terms of any new lease, modification of lease or extension of lease that Seller intends to execute at least three (3) business days prior to Seller's execution of the same and shall deliver to Purchaser a copy of any new leases or modifications or extensions executed by Seller from and including the date hereof through the end of the Inspection Period, together with information as to any tenant improvement obligations and leasing commissions, and such other information as Purchaser may reasonably require. Subject to the provisions of Paragraph 7.1 hereof, such new leases or lease modifications and extensions shall be included in the definition of Leases and Purchaser shall be responsible to pay for all leasing commissions, tenant improvement costs or other costs and expenses, except for attorneys' fees, incurred by Seller with respect to such leases. After the expiration of the Inspection Period, Seller shall not enter into any lease for any portion of the Property or any modification, extension or amendment to any Lease without first obtaining the prior consent of Purchaser, which consent shall not be unreasonably withheld. If Purchaser has not responded within five (5) business days of receipt of a request by Seller, Purchaser's consent shall be deemed given. If Purchaser closes the transaction contemplated by this Agreement, Purchaser shall be responsible to pay for all leasing commission, tenant improvement costs or other costs and expenses (including reasonable attorneys' fees) incurred by Seller with respect to any such lease approved by Purchaser. Seller agrees to pay any outstanding brokerage commissions now or hereafter due or payable with respect to the existing term of any Lease. Seller does not represent or warrant that any particular Lease will be in effect at Closing or that the tenant will have performed the tenant's obligations thereunder. The termination of any Lease prior to Closing by reason of a tenant's default will not affect the obligations of Purchaser under this Agreement in any manner, or entitle Purchaser to an abatement of or credit against the Purchase Price, or give rise to any other claim by Purchaser, and if any space in the Improvements is vacant on the Closing Date, Purchaser will accept the Premises subject to the vacancy. Notwithstanding anything contained in this Paragraph 12 or elsewhere in this Agreement, Seller shall have no obligation to conduct any ongoing leasing activity for the Property at any time through the Closing Date. Seller acknowledges that, after the date of this Agreement, Purchaser may conduct or join in preliminary discussions with prospective tenants regarding the leasing of portions of the Property after the Closing Date; provided that, any leasing discussed between Purchaser and any prospective tenants is expressly made contingent on the Purchase closing the transaction contemplated by this agreement and is absolutely non-binding upon Seller. Notwithstanding anything contained in this Paragraph 12 or elsewhere in this Agreement, Purchaser shall be responsible for the costs set forth on Exhibit N attached hereto.

13. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE AND EXCLUSIVE REMEDY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT AS SET FORTH IN PARAGRAPHS 3.2, 7 AND 16. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER,

WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND NOT AS A PENALTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BUT SUBJECT TO THE LIMITATIONS ON LIABILITY PROVIDED IN PARAGRAPH 18, IN THE EVENT THE CLOSING OCCURS AND IN THE EVENT OF A BREACH BY PURCHASER OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION OR REPRORATION OBLIGATION OR INDEMNITY WHICH SURVIVES THE CLOSING, SELLER SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW OR AT EQUITY, WITHOUT LIMITATION; PROVIDED, HOWEVER, IN NO EVENT SHALL PURCHASER'S LIABILITY UNDER ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION, REPRORATION, OBLIGATION OR INDEMNITY MADE HEREUNDER OR UNDER ANY CLOSING DOCUMENTS EXCEED $300,000 ("PURCHASER'S MAXIMUM LIABILITY").

14. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND UPON THE RETURN OF THE EARNEST MONEY THIS AGREEMENT SHALL TERMINATE WITHOUT FURTHER ACTION OF THE PARTIES AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT RESULTS FROM (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE ACTION WHICH RESULTS IN THE RECORDING OF AN ENCUMBRANCE AGAINST THE PROPERTY AND WHICH GIVES RISE TO PURCHASER'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 5 HEREOF; (ii) ITS FAILURE TO EXPEND UP TO $25,000 IF (a) SELLER IS ABLE TO BOND OVER, CURE OR REMOVE A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 OR (b) THE TITLE INSURER IS WILLING TO INSURE OVER A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 IN ACCORDANCE WITH THE TERMS HEREOF OR (iii) ITS REFUSAL TO DELIVER THE DOCUMENTS NECESSARY TO EFFECTUATE THE CLOSING OR WILLFUL REFUSAL TO PERFORM THE COVENANTS NECESSARY TO EFFECTUATE THE CLOSING, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY ACTUAL, PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFAULT BY SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BUT SUBJECT TO THE LIMITATIONS ON LIABILITY PROVIDED IN PARAGRAPH 18, IN THE EVENT THE CLOSING OCCURS AND IN THE EVENT OF A BREACH BY SELLER OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION OR REPRORATION OBLIGATION OR INDEMNITY WHICH SURVIVES CLOSING, THE PURCHASER SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW OR AT EQUITY, WITHOUT LIMITATION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SELLER'S LIABILITY UNDER ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION, REPRORATION OBLIGATION OR INDEMNITY MADE HEREUNDER OR UNDER ANY CLOSING DOCUMENTS EXCEED $300,000 ("SELLER'S MAXIMUM LIABILITY").

15.  PRORATIONS.

     15.1 Water and other utility charges; fuels; prepaid operating expenses; real and personal property taxes prorated on a "net" basis (i.e. adjusted for all tenants' liabilities, if any, for such items); tenant reimbursement obligations for operating expenses paid by Seller for the period prior to the Closing Date, less any amount previously paid by the tenants; unpaid operating expenses for the period prior to the Closing Date prorated on a "net" basis, as set forth above; and all other items of expense and income shall be adjusted ratably as of 12:01 a.m. on the Closing Date ("Proration Date"). Seller shall be entitled to a credit for all transferable utility deposits to the extent actually transferred hereunder, if any, and all other utility deposits, if any, may be withdrawn by and refunded to Seller and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due prior to the Closing Date shall be paid by Seller. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. If any ongoing real estate tax contest has not been finalized as of the Closing Date, Purchaser and Seller agree that the tax bill existing prior to the contest, shall be the most recent data for the tax year being contested and (i) Purchaser agrees to re-prorate such amount as it related to the real estate tax proration to the extent such tax contest is successful. All other prorations will be final except as to delinquent rent referred to in Paragraph 15.2 below and as provided in Paragraph 15.3. Purchaser shall be credited and Seller will be charged with an amount equal to all Tenant security deposits and interest thereon being held by Seller or Seller's managing agent. Seller shall be entitled to retain all Tenant security deposits, interest thereon, or other such credit due Tenants for which Purchaser receives credit and Seller is charged pursuant to this Paragraph. Seller and Purchaser agree to cooperate in the calculation and reporting of all closing prorations at least two (2) business days prior to the Closing Date.

     15.2 All basic rent collected by Seller shall be prorated as of 12.01 a.m. on the Closing Date. All basic rent paid following the Closing Date by any tenant of the Property who is indebted under a Lease for basic rent for any period prior to the Proration Date in an amount greater than the amount of all current basic rent owed by said tenant to Purchaser shall be deemed a "Post-Closing Receipt" until such time as all such indebtedness is paid in full. Within ten (10) days following each receipt by Purchaser of a Post-Closing Receipt, after deduction of costs of collection Purchaser shall pay such Post-Closing Receipt to Seller. Purchaser shall use its reasonable, good faith efforts, at no additional cost or expense to Purchaser, to collect all amounts which, upon collection, would constitute Post-Closing Receipts hereunder. Within 180 days after the Closing Date, Purchaser shall deliver to Seller a reconciliation statement of Post-Closing Receipts through the first 150 days after the Closing Date. Upon the delivery of the Post-Closing Receipts reconciliation, Purchaser shall deliver to Seller any net Post-Closing Receipts owing to Seller and not previously delivered to Seller in accordance with the terms hereof. Purchaser shall provide Seller with any information reasonably necessary to verify the accuracy of the Post-Closing Receipts reconciliation statement and upon the verification of additional funds owing to Seller, Purchaser shall pay to Seller said additional Post-Closing Receipts. This Paragraph 15.2 of this Agreement shall survive the Closing and the delivery and recording of the Deed.

     15.3 All refunds in connection with any ongoing real estate tax protests for the Property initiated by Seller prior to the Closing shall remain the property of Seller and are not being assigned by Seller to Purchaser pursuant to this Agreement. In the event any such refunds are paid to Purchaser,

Purchaser agrees to promptly remit all such sums to Seller. Purchaser agrees, at no cost or expense to Purchaser, to execute any documents reasonably requested by Seller in connection with such tax protests.

     15.4 Seller covenants to operate, maintain and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty.

16. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction, by reason of their respective actions, other than to Insignia in accordance with seller's listing agreement with Insignia (to be paid by Seller). Seller's commission to Insignia shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Insignia. Seller shall indemnify, defend and hold Purchaser harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) for any claim by Insignia for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated, other than any claim by Insignia on account of any agreement or negotiations between Insignia and Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) for any claim for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. The indemnifying party shall undertake its obligations set forth in this Paragraph 16 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 16 will survive the Closing and delivery of the Deed.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

     17.1 Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Alan Muench, the Seller's asset manager for the Property ("Seller's Representative"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representative has actual knowledge. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representative.

     17.2 Subject to the limitations set forth in Paragraph 17.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge and which shall survive Closing for four (4) months: (i) except as listed in Exhibit N hereto, Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property; (ii) Seller has the power and authority to make, execute and deliver this Agreement and consummate the transactions contemplated herein; (iii) the rent rolls attached hereto as Exhibit C and updated as of the Closing Date are accurate in all material respects as of the date set forth therein; (iv) the Seller has not given or suffered any assignment, pledge or encumbrance with respect to any of the Leases or its interests thereunder; (v) the list of Service Contracts attached hereto as Exhibit D is accurate as of the date hereof; (vi) except as set forth in Exhibit N hereto, Seller has received no written notice or claim from any governmental authority having jurisdiction over the Property relating to an uncured breach or violation of any Environmental Laws or any other laws in connection with the Property; (vii) except for the Existing Report and such other matters delivered to Purchaser, Seller is not aware of any other reports on the environmental condition of the Property; (viii) at the time of closing there will be no outstanding contracts made by Seller for any improvements to the Property except for the Service Contracts; (ix) Seller has received no notice of any uncured landlord default from any tenant in connection with any Lease; (x) except as set forth in Exhibit N hereto, there are no leasing commissions payable in connection with the renewal of any existing leases nor the existing leases; and (xi) except as set forth in Exhibit N hereto, there are no tenant improvement costs payable in connection with any existing lease or sublease of the Property.

     17.3 Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute this Agreement and consummate the transactions contemplated herein.

     17.4 The representations, warranties and covenants set forth herein and in any Closing Document shall survive Closing for a period of four (4) months after the Closing Date ("Survival Period"). All rights of either party hereunder with respect to any such surviving representation, warranty or covenant shall be deemed waived if the party in question does not, by notice to the other party, advise the other party of any alleged breach of representation, warranty or covenant prior to the expiration of the Survival Period. Notwithstanding anything herein to the contrary, each party's liability under any representation, warranty or covenant made hereunder or in any Closing Document shall in no event exceed Seller's Maximum Liability or Purchaser's Maximum Liability, as applicable.

     17.5 Seller covenants to operate, maintain and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty.

18. LIMITATION OF LIABILITY. None of the beneficiaries, shareholders, partners, officers, agents or employees of Seller or Purchaser shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and the parties hereby waive for themselves and anyone who may claim by, through or under them any and all rights to sue or recover on account of any such alleged personal liability.

19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

     TO SELLER:     c/o The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention:     Ilona Adams

with copies to:     The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention:     James Mendelson
                    (847) 267-1600
                    (847) 317-4462 (FAX)

  TO PURCHASER:     Lincoln Property Company N.C., Inc.
                    101 Lincoln Centre Drive, Fourth Floor
                    Foster City, California  94404-1167
                    Attention:     Barry DiRaimondo and Darleen Fraser
                    (415) 571-2200
                    (415) 571-2211

with copies to:     Real Estate Law Group, LLP
                    116 Grove Avenue
                    Corte Madera, California  94925
                    Attention:     Bonnie Frank
                    (415) 924-7715
                    (415) 924-6324 (FAX)

     TO TITLE       Fidelity National Title Insurance Company
     INSURER:       50 California Street
                    Suite 2950
                    San Francisco, California  94111
                    Attention:     Bill Waite
                    (415) 981-3409 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent via facsimile transmission and received by 5:00 p.m. Mountain time, or on the fourth (4th) business day after the same is deposited in the United States Mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent. All time periods for responses by either party set forth in this Agreement shall commence upon the receipt of notice as set forth hereinabove.

20.  EXECUTION OF AGREEMENT AND ESCROW AGREEMENT.  Purchaser will execute two
(2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution, and Purchaser shall forward the Earnest Money to the escrow agent set forth in the Escrow Agreement. Seller will forward one (1) copy of the executed Agreement to Purchaser and three (3) copies of the Escrow Agreement signed by the parties to the Escrow Agent, with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

21. CONDITIONS PRECEDENT. Notwithstanding anything to the contrary contained herein, the obligations of Purchaser to purchase the Property from Seller shall be subject to the express condition that none of the Required Tenants shall have terminated its Lease at any time between the last day of the Inspection Period and the Closing Date.

22.  MISCELLANEOUS

          (a) Time is of the essence of each provision of this Agreement.

          (b) This Agreement and all provisions hereof shall extend to and be obligatory upon and inure to the benefit of the respective heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          (c) The section and paragraph headings of this Agreement are for convenience only and in no way define, limit or enlarge the scope or meaning of the language hereof. The terms "hereby," "herein," "hereof," "hereto," "hereunder" and any similar terms used in this Agreement refer to this Agreement. The term "including" shall not be construed in a limiting nature, but shall be construed to mean "including, without limitation." Words importing persons shall include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons. Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

          (d) This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. No representations, warranties, undertakings or promises (whether oral or written, express or implied), can be made or have been made by Seller or its agents, representatives or brokers to Purchaser or any other person unless expressly stated herein. No modification or amendment of this Agreement or any waiver of any provision hereof shall be effective unless the same is in writing signed by the party against whom enforcement of such modification, amendment or waiver is sought.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) The submission by Seller of this Agreement to Purchaser for examination does not constitute an offer by Seller to sell, or a reservation of or option to purchase the Property. This Agreement shall not become a contract until executed and delivered by Purchaser and Seller in the manner set forth herein.

          (h) If Purchaser consists of more than one person or entity, then each such person or entity executing this Agreement as Purchaser shall be jointly and severally liable for the obligations of Purchaser hereunder.

          (i) Purchaser shall not record this Agreement or any memorandum hereof, and any such recording shall be a default hereunder.

          (j) Purchaser and Seller shall jointly prepare and issue all releases of information relating to the sale of the Property, and any inquiries regarding the transaction contemplated hereby shall be responded to only after consultation with the other party hereto.

          (k) If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation, attorneys fees and disbursements and court costs.

          (l) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (m) Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 13 hereof. Notwithstanding the foregoing, Purchaser may make one (1) assignment of its interest in this Agreement without the consent of Seller to any plan advisor for which Purchaser or a related entity of Purchaser would be the property manager, or any entity affiliated with, related to or controlled by Purchaser ("Assignee"), provided that Purchaser remains liable for and the Assignee assumes the obligations of Purchaser hereunder. If the Assignee petitions or applies for relief under any bankruptcy laws or is adjudicated as a bankrupt or insolvent, or if Assignee files any petition, application for relief or answer-seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency, or other relief for debtors (collectively, a "Bankruptcy Filing") on or before the Closing Date, said Bankruptcy Filing shall be a default under this Agreement and Purchaser shall indemnify Seller for all costs, attorney's fees and expenses of Seller resulting from Seller's efforts to obtain the Earnest Money as liquidated damages and to clear title to the Property with respect to any encumbrance resulting from the Bankruptcy Filing.

     23.  ALLOCATION OF RESPONSIBILITY FOR TORTIOUS OCCURRENCES.

          23.1 Seller's Responsibility. Seller hereby agrees to be fully and completely responsible and liable for and hold harmless Purchaser and its partners, officers, directors and members from and against any and all claims, demands, causes of action, proceedings and suits for property damage or bodily injury (excluding any environmental claims or matters in any way related to hazardous materials or substances) accruing or occurring prior to the Closing Date, regardless of whether any such claims, demands, causes of action, proceedings or suits are asserted prior to or after the Closing Date. Said responsibility of Seller to hold Purchaser harmless shall expire one (1) year from the Closing Date. Any claim to be made by Purchaser under this Paragraph
23.1 must be brought or made by Purchaser in writing prior to the expiration of said one (1) year period, or is forever barred thereafter.

          23.2 Purchaser's Responsibility. Purchaser hereby agrees to be fully and completely responsible and liable for and hold harmless Seller and its partners, officers, directors and members from and against any and all claims, demands, causes of action, proceedings and suits for property damage or bodily injury (excluding any environmental claims or matters in any way related to hazardous materials or substances) accruing or occurring after the Closing Date. Said responsibility of Purchaser to hold Seller harmless shall expire one (1) year from the Closing Date. Any claim to be made by Seller under this Paragraph 23.2 must be brought or made by Seller in writing prior to the expiration of said one (1) year period, or is forever barred thereafter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                              PURCHASER:

                              LINCOLN PROPERTY COMPANY N.C., INC.,
                              a Texas corporation


                              By:   /s/Barry DiRaimondo VP
                                    -------------------------------------
                              Name:
                                    -------------------------------------
                              Its:
                                    -------------------------------------


                              SELLER:

                              LABROC II LIMITED PARTNERSHIP, an Illinois limited partnership, its general partner


                              By:   Balcor Equity Partners-II, its general
                                    partner


                                    By:   The Balcor Company, its general
                                          partner


                                    By:    /s/ Jerry M. Ogle
                                          ------------------------------------
                                    Name:      Jerry M. Ogle
                                          ------------------------------------
                                    Its:       Vice President and Secretary
                                          ------------------------------------

Insignia Mortgage and Investment Company ("Broker") executes this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission ("Fee") due to it as a result of the transaction described in this Agreement is the amount as set forth in the listing agreement between Broker and Seller. Broker also acknowledges that payment of the aforesaid Fee is conditioned upon the Closing and the receipt of the Purchase Price by Seller. Broker agrees to deliver a receipt to Seller at the Closing for the Fee and a release stating that no other fees or commissions are due to Broker from Seller or Purchaser.

                              INSIGNIA MORTGAGE AND
                              INVESTMENT COMPANY


                              By:
                                  --------------------------------------

                               LIST OF EXHIBITS


A.   Legal Description

B.   Personal Property
     [Excluded Personal Property]

C.   Leases/Rent Roll

D.   Service and Maintenance Contracts

E.   Escrow Agreement

F.   Copy of Title Commitment

G.   Special Warranty Deed

H.   Special Warranty Bill of Sale

I.   Assignment and Assumption of Service Contracts and Intangible Property

J.   Assignment and Assumption of Leases, Rents and Security Deposits

K.   FIRPTA

L.   Tenant Notice Letter

M.   Tenant Estoppel Certificate

N.   Disclosures/Pending Lease Costs